EXHIBIT 10(nnn)

                              GABRIELSEN & COMPANY
                          711 GRAND AVENUE, SUITE 100
                              SAN RAFAEL, CA 94901
                                 (415) 454-1600
                              FAX: (415) 256-2888

July 26, 2005

Mr. Jack Richter
North Valley Bank
P.O. Box 994630
Redding, California 96099

         RE:   Determination of Pair Market Rental Value, Branch #17
               Lease of Premises at 9334 Deschutes Road, Palo Cedro, CA, by North Valley Bank, a California Banking Corporation

Dear Mr. Richter:

         The purpose of this letter is to confirm that the parties to the above-referenced lease (the "Lease") have agreed that the Fair Market Rental Value, as that term is defined in Paragraph 40. OPTION TO EXTEND the Lease, shall be One Dollar ($1.00) per square foot per month for the first twelve (12) months of the five-year option term commencing December 1, 2005. The rent shall be adjusted at the commencement of the thirteenth (13th) and the thirty-seventh
(37th) month thereafter in proportion to the changes in the Consumer Price Index as described in Paragraph 4 of the Lease.

         To signify your agreement with this determination of Fair Market Rental Value and that the Lease has been extended pursuant to Paragraph 40 (Option to Extend Term) for an additional five (5) year term, please sign below under Agreed to and Accepted.


Sincerely,

Gabrielsen & Company

/s/ JIM OWEN
-----------------------
Jim Owen


Agreed to and Accepted;
-----------------------

North Valley Bank,
A California Banking Corporation

By: /s/ JACK RICHTER
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Its:  EVP/CAO
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